UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  September 18, 2015

NEW WESTERN ENERGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 0-54343

Nevada	26-3640580
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

300 Spectrum Center Drive, Suite 400, Irvine, CA 92618

(Address of Principal Executive Offices, Including Zip Code)

(949) 435-0977

(Registrant's Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Information included in this Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). This information may involve known and unknown risks, uncertainties and other factors which may cause New Western Energy Corporation’s (“NWE”) actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe NWE’s future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology. Forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that any projections or other expectations included in any forward-looking statements will come to pass. NWE’s actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. Except as required by applicable laws, NWE undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

Section 1-Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On September 18, 2015, NWE entered into a Loan Release Agreement (the “Agreement”) with a third party (the “Creditor”) wherein in exchange for the grant of options to acquire 50,000,000 shares of NWE common stock (the “Options”) to Creditor, Creditor canceled that certain 10% Secured Debenture dated November 12, 2013 in the original amount of $1,500,000 (the “Debenture”), together with any and all interest and penalties, costs and expense associated therewith owed to NWE. In addition, the Agreement provided for mutual releases between the parties of any and all obligations owed by one party to the other in connection with the Debenture and in particular the release the Security Agreement relating to the Debenture. For settlement purposes the claims and/or liabilities owed by NWE to Creditor and released were valued at $2,000,000. The exercise price per share of common stock under the Option is $0.00 and the termination date of the Option is five years from the date of grant, September 18, 2020. The Creditor is a current shareholder of NWE and a sophisticated investor. The grant of the Option was made pursuant to exemptions from the registration requirements provided by Section 4(2) and/or Regulation S under the Securities Act of 1933, as amended.

Section 3- Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

On September 18, 2015, NWE granted to a third party Creditor options to acquire 50,000,000 shares of NWE common stock for an exercise price of $0.00 per share (the “Option”) in exchange for the cancellation of debt owed by NWE to the Creditor. For further information regarding this transaction, please see Item 1.01 above.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

New Western Energy Corporation

Date: September 23, 2015	By:	/s/ Javan Khazali
Javan Khazali President & Chief Executive Officer